Exhibit 5.4
April 12, 2007
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marches financiers
New Brunswick Securities Commission
Newfoundland and Labrador Department of Government Services,
     Consumer and Commercial Affairs Branch
Prince Edward Island Securities Office
Nova Scotia Securities Commission
Nunavut Registrar of Securities
Northwest Territories Registrar of Securities
Yukon Territory Registrar of Securities
United States Securities and Exchange Commission
Re:     Great Basin Gold Ltd. (the “Company”)
1.	Short Form Prospectus regarding offering of units dated April 12, 2007 (the “Unit Prospectus”); and

2.	Amended Registration Statement on Form F-10 incorporating the Unit Prospectus dated April 12, 2007 (the “Unit Registration Statement”).

In reference to the resource estimate information contained in the report dated October 2, 2001 “Audit on the Preliminary Resource Estimate for the High Grade Gold-Silver Veins of the Ivanhoe District, Elko County, Nevada” as it has been summarized into the “Revised Technical Report-Update on the Exploration Activities on the Hollister Gold Project, Elko County, Nevada” dated revised April 3, 2007, (the “Technical Report”):
I hereby consent to the use of my name in connection with reference to my involvement in the preparation of the Technical Report and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Prospectus and Registration Statement.
I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement that are derived from the Technical Report or that are within my knowledge as a result of the services performed by me in connection with the Technical Report.
Yours truly,
/s/ James A. Currie
James A. Currie, P.Eng.